Exhibit 99.3

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/10	6/30/10	9/30/10	12/31/10	2010	3/31/11	6/30/11	9/30/11	12/31/11	2011
Bookings by Market

US Consumer	41,631	38,746	41,138	52,243	173,758	29,814	36,828
Worldwide Institutional	9,108	17,110	22,307	14,395	62,920	10,770	16,973
International Consumer	10,029	8,177	9,860	15,176	43,242	14,996	12,910
	60,768	64,033	73,305	81,814	279,920	55,580	66,711

YoY Growth (%)
US Consumer	6%	-9%	-19%	-11%	-9%	-28%	-5%
Worldwide Institutional	8%	28%	5%	37%	18%	18%	-1%
International Consumer	304%	168%	135%	93%	146%	50%	58%
Total	21%	9%	-4%	6%	7%	-9%	4%

% of Total Bookings
US Consumer	69%	60%	56%	64%	62%	54%	55%
Worldwide Institutional	15%	27%	30%	18%	23%	19%	26%
International Consumer	16%	13%	14%	18%	15%	27%	19%
	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

US Consumer	41,407	38,748	36,902	44,516	161,573	28,061	38,602
Worldwide Institutional	11,793	14,249	14,316	14,247	54,605	14,316	16,123
International Consumer	9,814	7,651	9,708	15,517	42,690	14,601	12,018
	63,014	60,648	60,926	74,280	258,868	56,978	66,743

YoY Growth (%)
US Consumer	5%	-8%	-28%	-25%	-16%	-32%	0%
Worldwide Institutional	39%	23%	21%	26%	26%	21%	13%
International Consumer	297%	154%	137%	101%	147%	49%	57%
Total	25%	7%	-9%	-5%	3%	-10%	10%

% of Total Revenue
US Consumer	66%	64%	61%	60%	62%	49%	58%
Worldwide Institutional	19%	23%	23%	19%	21%	25%	24%
International Consumer	15%	13%	16%	21%	17%	26%	18%
	100%	100%	100%	100%	100%	100%	100%

	Quarter-Ended					Quarter-Ended
	3/31/10	6/30/10	9/30/10	12/31/10	2010	3/31/11	6/30/11	9/30/11	12/31/11	2011
Global Consumer Revenue by Channel

DTC	31,025	25,142	27,500	34,497	118,164	31,856	30,984
Kiosk	9,391	8,683	7,392	9,533	34,999	7,312	7,368
Global Retail	10,805	12,574	11,718	16,003	51,100	3,494	12,268
	51,221	46,399	46,610	60,033	204,263	42,662	50,620

YoY Growth (%)
DTC	24%	-5%	-6%	-2%	2%	3%	23%
Kiosk	14%	-7%	-25%	-28%	-14%	-22%	-15%
Global Retail	25%	36%	-27%	-14%	-3%	-68%	-2%
	22%	3%	-16%	-10%	-2%	-17%	9%

% Revenue by Channel
DTC	61%	54%	59%	57%	58%	75%	61%
Kiosk	18%	19%	16%	16%	17%	17%	15%
Global Retail	21%	27%	25%	27%	25%	8%	24%
Total	100%	100%	100%	100%	100%	100%	100%

Unit Metrics
Consumer unit volume (in thousands)	132.1	120.0	128.3	173.4	553.8	114.2	139.9
Average Net Revenue per Unit	$391	$391	$397	$389	$392	$392	$355

YoY Unit Metrics Growth (%)
Consumer unit volume	10%	-3%	-18%	-11%	-7%	-14%	17%
Consumer average sales price per unit	12%	6%	14%	14%	12%	0%	-9%

# of Kiosks (end of period)
US	190	186	180	173	173	144	117
Europe	9	10	13	15	15	15	16
Asia Pacific	41	50	64	71	71	78	76
Total # of Kiosks (end of period)	240	246	257	259	259	237	209